(Certain confidential portions of this Exhibit have been omitted, as indicated by an * in the text, and filed with the Commission separately pursuant to a request for confidential treatment)

                                PLEDGE AGREEMENT

This PLEDGE AGREEMENT ('Pledge Agreement') is dated as of December 9, 1994 by and among Lehman Commercial Paper Inc. ('Lehman'), and CWM Mortgage Holdings, Inc., Independent National Mortgage Corporation and Independent Lending Corporation (individually and collectively, 'Customer').

WHEREAS, Customer and Lehman have entered into a Wet Ink and Interim Facility dated as of the same date as indicated above (the 'Facility'), pursuant to which Lehman has agreed to make certain Advances (as defined below) to Customer to finance the origination, purchase or financing of Mortgage Loans by Customer;

WHEREAS, Customer has agreed to secure its Obligations (as defined below) by granting a security interest in certain Collateral (as defined below) pursuant to the terms hereof;

WHEREAS, the parties hereto have agreed that certain items of Collateral are to be deposited with and retained by custodian (as defined below) acting as bailee and agent for Lehman and its participants;

WHEREAS, the parties hereto desire to set forth the terms and conditions for the granting to Lehman a security interest in the Collateral;

Now, therefore, the parties hereto hereby agree as follows:

1.       DEFINITIONS.

The following terms have the meanings indicated when used herein:

'Advance' means an Advance as defined in the Facility.

'Advance Date' means the date on which Lehman makes an Advance.

'Agency' means any of the Government National Mortgage Association ('GNMA'), the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC').

'Agency Mortgage Loan' means a mortgage loan described in a Collateral Submission Summary and eligible and intended to secure or underlie Agency Securities or eligible for purchase by an Agency.

'Agency Securities' means securities or certificates issued or guaranteed by GNMA, FNMA or FHLMC.

'Borrowing Base' means all Mortgage Loans identified as collateral security for the Obligations and pledged hereunder.

'Business Day' means any day other than a Saturday, Sunday or a public or bank holiday in New York City or California.

'Collateral' means as defined in Section 2.1 hereof.

'Collateral Submission Summary' means a document, in the form attached to the Custody Agreement, submitted to Custodian with each delivery of Mortgage Loans financed under this Facility, which contains a summary of all items of Collateral submitted therewith, and certified by custodian.

'Collateral Value' means the product of the applicable (a) Advance Rate and (b) the lesser of (i) aggregate Market Value or (ii) outstanding principal balance of the Collateral, provided, however, that any Collateral remaining in the Borrowing Base for more than 120 days (to the extent such Collateral constitutes Mortgage Loans representing in the aggregate more than 40% of the Maximum Credit (as defined in the Facility)) and any Collateral failing to meet the representations and warranties contained in Appendix A hereto shall have a Collateral Value of zero.

'Custodian' means such entity acting as custodian(s) in its capacity as bailee and agent for Lehman pursuant to the Custody Agreement.

'Custody Agreement(s)' means one or more Tri-Party Custody Agreement(s), as amended from time, to time, among Custodian, Customer and Lehman with respect to Mortgage Loans delivered in conjunction with this Pledge Agreement.

'Default' means any event which with the giving of notice or the lapse of time or both would constitute an Event of Default.

'Default Rate' means Default Rate as defined in the Promissory Note.

'Delivery Date' means the date on which the Customer shall deliver the Wet Ink Funding Required Documents to the Custodian, which date shall be no later than five (5) Business Days following the Advance Date.

'Event of Default' means an Event of Default in the Promissory Note.

'FHA/VA   Commitment'   means  a  commitment   issued  by  the  Federal  Housing
Administration (the 'FHA') or the Veterans Administration (the 'VA') to insure or guarantee a Mortgage Loan.

'HUD' means the Department of Housing and Urban Development.

'Interim Date' means, with respect to each Advance, the date on which the Custodian has in its possession all of the Wet Ink Required Documents for the related Advance.

'Market Value' means the market bid price obtainable for an item of Collateral as determined on a reasonable basis by Lehman. In the case of any good faith disagreement by customer with such market value determination, mortgage value shall be determined on a reasonable basis by Lehman with reference generally to bids from at least three (3) dealers generally known as reputable in pricing mortgage collateral, provided that such bids are obtainable in a reasonable amount of time.

'Mortgage' means the mortgage, deed of trust or other instrument creating a first or second lien on real property securing a Mortgage Note (as defined in the Custody Agreement).

'Mortgage Loan' means an Agency or Nonagency Mortgage Loan.

'Nonagency Mortgage Loan' means a mortgage loan described in a Collateral Submission Summary intended to be purchased for cash by Nonagency Purchaser.

'Nonagency Purchaser' means any bona fide purchaser specified on a list delivered to Lehman by Customer and approved by Lehman, provided that if Lehman revokes said approval, said revocation shall not be effective for a period of sixty (60) days after notice of revocation is given by Lehman.

'Notice of Borrowing' means a notice of Borrowing as defined in the Facility.

'Obligations' means (a) all indebtedness for borrowed money of Customer to Lehman, arising under, or in connection with, the Relevant Agreements, whether now existing or hereafter arising (including, without limitation, future Advances); (b) any and all sums reasonably paid by Lehman in order to preserve the Collateral or its security interest therein; (c) in the event of any proceeding for the collection or enforcement of any indebtedness for borrowed money of Customer referred to in clause (a) after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Lehman of its rights under the Relevant Agreements, together with reasonable attorneys' fees and disbursements and court costs; and (d) all indemnity obligations of Customer to Lehman pursuant to the Relevant Agreements.

'Promissory Note' means the Promissory note dated as of the date first indicated above issued by Customer, as amended from time to time.

'Purchase Commitment' means an obligation of (i) an Agency to purchase Agency Mortgage Loans, or (ii) a Nonagency Purchaser to purchase Nonagency Mortgage Loans.

'Quoted Rate' has the meaning set forth in Section 2 of the Facility.

'Relevant Agreements' means the Wet Ink and Interim Funding Documents, each Notice of Borrowing, and each Collateral Submission Summary.

'Required Documents' means (i) with respect to Wet Funding Transactions, the documents listed in Section 4 of the Custody Agreement and (ii) with respect to Interim Transactions, the documents listed in Section 3 of the Custody Agreement.

'Servicer Letters' means as defined in Section 4.4 (b) hereof.

'Subsidiaries' means all material operating subsidiaries of Customer.

'Wet Ink and Interim Funding Documents' means the Facility, this Pledge Agreement, the Promissory Note, and the Custody Agreement.

'Wet Ink Required Documents' means as defined in the Custody Agreement.

2.       SECURITY INTEREST.

2.1 Grant of Security Interest to Lehman. In consideration of the making of the Advances and other good and valuable consideration, the receipt of which is hereby acknowledged, Customer does hereby mortgage, hypothecate, pledge, grant and assign to Lehman, as security for the payment of the Obligations, a first priority security interest in and lien on all of Customer's right, title and interest in, under and to the following properties, estates, rights and privileges, whether existing or hereafter acquired (collectively the 'Collateral'):

         (a) All Mortgage Loans described in a Collateral Submission Summary and included in the Borrowing Base (provided that all Mortgage Loans contained in each Collateral Submission Summary shall be included in the Borrowing Base unless released by the Custodian upon Lehman's instruction pursuant Section 2.2. hereof), and all related items constituting the complete file for each such Mortgage Loan (such as escrow payments, mortgage notes, mortgages, applications, appraisals, etc.); but even if all or part of the file is not delivered to Custodian but is held by Customer or its designee, Lehman shall nevertheless have a security interest in all such Mortgage Loans and related materials;

         (b) All FHA/VA Commitments and Purchase Commitments, to the extent applicable, related to the Mortgage Loans which are described in subsection (a) above, but even if all or part of the documents relating thereto are not delivered to Custodian but are held by Customer or its designee Lehman shall nevertheless have a security interest therein and in all related materials;

         (c) All securities or cash on deposit with, or received by, Lehman or Custodian for the account of Customer in connection with this transaction or in respect of such Mortgage Loans or representing proceeds of Collateral;

         (d) Any and all insurance and guarantees relating to such Mortgage Loans, whether or not delivered to Custodian;

         (e) any interest rate 'hedging' agreement entered into by Customer which is related to the Mortgage Loans subject to the Facility;

         (f) All proceeds of any of the foregoing.

2.2 Release of Collateral. To the extent that on any date the Collateral Value of the Collateral in the Borrowing Base (after giving effect to any proposed release pursuant to this section) equals or exceeds the aggregate dollar amount of outstanding Advances, and so long as no Default or Event of Default has occurred and is continuing, but subject to the rights of any holder of a lien on the items of Collateral of which Lehman has notice, Lehman shall, upon the request of Customer, direct Custodian to release any such excess amount of Collateral. Any other requests for release of Required Documents and/or Collateral shall be made pursuant to the Custody Agreement, subject to the provisions of this Section 2.2.

3.       REPRESENTATIONS AND WARRANTIES.

Customer as of the date hereof and as of each Advance Date hereby represents and warrants to Lehman, as follows;

3.1      Ownership of Collateral; No encumbrance.

         (a) Customer is the sole legal and equitable owner and holder of the Collateral, free and clear of all liens, pledges, participation interests, security interests or other encumbrances whatsoever, except (i) the security interest granted hereunder, (ii) if payment hereunder will satisfy any existing lien or encumbrance of the Collateral, and (iii) the ownership interest of the owner thereof, where Customer is financing the origination or acquisition of such Collateral by another person or entity (provided that Customer's security interest will have been validly assigned and pledged to Lehman). All Agency Securities,

FHA/VA Commitments and Purchase Commitments have been or will be duly authorized and validly issued and all Mortgage Loans which are part of the Collateral are duly and validly made by, conveyed to or pledged to Customer. All of the items of Collateral (A) comply with all of the requirements of this Pledge Agreement, and (B) have been duly and validly pledged, or Customer's security interest therein duly and validly assigned, to Lehman.

         (b) At any time any Advance is made or shall be outstanding, the Collateral Value of the Mortgage Loans in the Borrowing Base shall equal or exceed the aggregate dollar amount of any such outstanding Advances.

3.2 Authority to Pledge Collateral. Customer has, and will continue to have, the full right, power and authority to grant to Lehman a first priority security interest in the Collateral or an assignment to Lehman of Customer's first priority security interest in the Collateral.

3.3 Delivery of Documents. Customer has furnished to Custodian all Required Documents, and will promptly furnish all Wet Ink Documents, under the terms and conditions set forth in the Custody Agreement.

3.4 Lack of Other Agreements. Since its origination, purchase or financing by Customer, there has been no assumption, material modification, consolidation or extension agreement relating to each Mortgage Loan that will materially adversely affect the Collateral Value of such Mortgage Loan, or any intervening assignment of the related Mortgage.

3.5  Conformity;   Eligibility.  All  Mortgage  Loans,  and  Required  Documents
applicable   thereto,   are  in  material   conformity  with  the   underwriting
requirements of the relevant Nonagency Purchaser.

3.6      Mortgage Loans.

         (a) Each Agency Mortgage Loan meets all of the following requirements as of the date delivered to Custodian and, except for (viii) below, continuously while it is part of the Collateral:

                  (i) It is a bona fide Mortgage Loan of the type it purports to be, made to one or more borrowers each having substantially the credit standing he or she is represented to have;

                  (ii) it has been fully advanced in the face amount thereof;

                  (iii) It is and will be secured by a valid and enforceable 'first lien' or 'second lien' (as customarily referred to in the industry), which lien upon an existing residential real property of the type represented to secure the loan, having substantially the value represented in the appraisal;

                  (iv) The documents related thereto have been duly executed and delivered by the parties thereto;

                  (v) It has been made in compliance with all applicable laws, regulations, rules, directives and orders of all governmental authorities, including all requirements of the Real Estate Settlement Procedures Act and the federal Truth-In-Lending Act;

                  (vi) The promissory note, mortgage or deed of trust and all other documents related to the Mortgage Loan are (and will be) valid and enforceable in accordance with their terms, without defense, material offset, or right of rescission, and, unless otherwise disclosed to Lehman, they have not been (and will not be) materially modified or amended nor any material requirements thereof waived;

                  (vii) Any private mortgage insurance with respect to such loan is by a company of recognized standing acceptable to one of the four nationally recognized rating agencies rated at least 'AA' at the time such loan was originated; and

                  (viii) No default, nor, to the best of knowledge of the Customer, any event which with notice or lapse of time or both would become a default, has occurred and is continuing under any such Mortgage Loan.

         (b) All Nonagency Mortgage Loans meet all of the above requirements and the requirements set forth on Appendix A hereto and as of the date delivered to Custodian and continuously while such Mortgage Loans are a part of the Collateral.

         (c) Each  Mortgage  Loan  that is  secured  by a second  lien  mortgage
('Second   Lien  Mortgage   Loans')  shall  also  comply  with  the   additional
representations and warranties set forth in Appendix B hereto.

         (d) Each Mortgage Loan that is secured by shares of cooperative property ('Co-Op Loans') shall also comply with the additional representations and warranties as set forth in Apendix C hereto.

         (e) Neither second lien Mortgage Loans nor Co-Op Loans, individually, constitute more than * % of the Maximum Credit * .

3.7 Compliance with FHA/VA Requirements. Every Mortgage Loan which is designated by Customer as being insured by the FHA or partially guaranteed by the VA has complied (and will comply) with all laws, rules and regulations with respect to such insurance or guaranty, and such insurance or guaranty is (or will be) in full force and effect.

3.8 Insurance Policies in Effect. Every fire and casualty insurance policy covering each of the premises encumbered by a Mortgage Loan which is part of the
Collateral:

         (a) Affords (and will afford) sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the same is required by (i) the FHA, the VA or the relevant Agency or (ii) the relevant Nonagency Purchaser or rating agency;

         (b) Is a standard policy of insurance for the locale where the premises are located; is in full force and effect; and the amount of the insurance is in the amount of the full insurable value of the premises on a replacement cost basis or the unpaid balance of the Mortgage Loan, whichever is less;

         (c) Names (and will name) the present owner of the premises as the insured; and

         (d) Contains a standard mortgagee loss payable clause in favor of the servicer of the loan.

4.       COVENANTS OF CUSTOMER.

4.1 Defense of Title. Customer warrants and will defend the right, title and interest of Lehman in and to all Collateral against all adverse claims and demands.

4.2 No Amendment or Compromise. Without Lehman's consent in advance, Customer and those acting on behalf of Customer shall not materially amend or modify, or waive any material term or condition of, or materially settle or compromise any claim in respect of, any item of Collateral.

4.3 No Assignment. Customer shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Pledge Agreement), any of the Collateral included in the Borrowing Base or any interest therein, but this shall not prevent transfers of Collateral in accordance with this Pledge Agreement and the Custody Agreement.

4.4      Servicing of Mortgage Loans.

         (a) Customer shall service or cause to be serviced all Mortgage Loans which are part of the Collateral in accordance with standard industry practices, employing at least the same procedures and exercising the same care that it customarily employs in servicing Mortgage Loans for its own account, and in accordance with all applicable requirements of the relevant Agency that covers any of such Mortgage Loans. Customer shall hold or cause to be held all escrow funds collected with respect to such Mortgage Loans in trust accounts and shall apply or cause to be applied the same for the purposes for which such funds were collected.

         (b) Upon Lehman's request, and after an Event of Default has occurred and is continuing, Customer shall provide to Lehman a letter addressed to each servicer and subservicer of Mortgage Loans (the 'Servicer Letters') on Customer's letterhead in form and substance reasonably satisfactory to Lehman advising each such servicer and subservicer of Lehman's security interest in the Collateral and such other matters as Lehman may reasonably request.

         (c) If Customer should discover that, for any reason whatsoever, it or any entity responsible to it by contract for managing or servicing or subservicing any such Mortgage Loan has materially defaulted on Customer's obligations under the Relevant Agreements or any of the payment obligations of such entities with respect to the Collateral, Customer shall promptly so notify Lehman.

4.5 Preservation of Collateral. Customer shall do all things necessary to preserve the Collateral so that it remains effective security hereunder. Without limiting the foregoing, Customer will, in its dealings with the Collateral, comply in all material respects with all laws, regulations and rules. Customer will not allow any material default for which it is responsible to occur under any Collateral, and Customer shall fully perform or cause to be performed when due all of its obligations under any Collateral in all material respects.

4.6      Maintenance of Papers, Records and Files.

         (a) Customer shall cause its servicer to build, maintain and have available a complete file in accordance with industry custom and practice for each Mortgage Loan which is part of the Collateral. Customer shall provide Lehman with such computer tape or other records containing relevant information on the Mortgage Loans as Lehman shall reasonably request. Customer or such servicer will maintain all such papers, records and files not in the possession of Custodian in good and complete condition in accordance with industry practices and preserve them against loss.

         (b) Customer shall cause its servicer to collect and maintain or cause to be collected and maintained all papers, records and files relating to the Collateral in accordance with industry custom and practice, including those maintained pursuant to subparagraph (a) above, and all such materials shall be in Custodian's, Customer's or such servicer's possession unless Lehman otherwise approves. Customer will not allow any such papers, records or files which are an original or an only copy to leave its, its servicer's or Custodian's possession, except (i) for individual items removed in connection with servicing a specific Mortgage Loan, in which event Customer will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file or (ii) in the case of delivery of the related Mortgage Loan to an investor or its custodian and receipt of a bailee letter in a form acceptable to Lehman.

         (c) For so long as Lehman has a security interest in any Collateral, Customer will hold or cause to be held any paper, record or file related to the Collateral in trust for Lehman.

         (d) Upon reasonable advance notice from Custodian or Lehman, and during regular business hours, Customer shall (or shall cause its servicer to) make any or all such papers, records or files available to Custodian or Lehman to examine any such papers, records and files, either by its own officers or employees, or by agents or contractors, or both, and, at Lehman's expense if no Event of Default has occurred, make copies of all or any portion thereof.

4.7 Preservation and Perfection of Security Interest. Customer shall execute and deliver such further instruments and shall do and perform all matters and things reasonably necessary or reasonably expedient to be done or observed for the purpose of effectively perfecting, maintaining and preserving the security interests and benefits intended to be afforded by this Pledge Agreement. This shall include, upon reasonable request of Lehman, the delivery of documents to Custodian, or additional filings and recordations with governmental agencies.

4.8 Stamp. Upon the occurrence and during the continuance of an Event of Default, Customer shall, upon request of Lehman, (i) stamp on its records concerning the Collateral or a portion thereof a notation, in form satisfactory to Lehman, of the security interest of Lehman hereunder and (ii) shall cause all applicable computer tape and records relating to the Mortgage Loans to reflect the security interest of Lehman hereunder.

4.9 Additional Rights of Lehman. Upon the occurrence and during the continuance of an Event of Default, Lehman, at its option, shall have the right to do, or request Custodian to do, any or all of the following, and upon a request therefore by Lehman, Customer agrees to cooperate with Lehman and Custodian, as the case may be, to accomplish the request:

         (a) Lehman or, at its direction, Lehman's designee may take possession of all original papers, records and files relating to the Collateral. In Custodian's discretion, Custodian may move such records and files to a location acceptable to an under the control of Custodian.

         (b) Customer will instruct all persons servicing the Mortgage Loans which are part of the Collateral to take instructions from, make all reports to, and make all remittances to, Custodian for the account of Customer. If Lehman so desires, Customer will use its best efforts to obtain consent to change the servicer for any such Mortgage Loans to a company acceptable to Lehman.

         (c) Customer shall cause all sums received by Customer with respect to the Collateral to be deposited with Custodian.

4.10 Lehman Appointed Attorney-in Fact. Upon the occurrence and during the continuance of an Event of Default, Lehman is hereby appointed the attorney-in-fact of Customer for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which Lehman may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Lehman shall have the right and power to receive, endorse and collect all checks made payable to the order of Customer representing any payment on account of the Collateral and to give full discharge for the same.

4.11 Additional Information. Customer shall provide Lehman with such other information relating to the Mortgage Loans as Lehman may reasonably request from time to time.

5. DEFAULT - RIGHTS AND REMEDIES.

5.1      Events of Default; Remedies

         (a) Should any Event of Default occur and be continuing, Lehman, at its option, in addition to its rights and remedies under the Promissory Note, shall have any or all of the following rights and remedies, which may be exercised by Lehman or by Custodian in accordance with the instructions of Lehman:

                  (i) Lehman may cause the disposition of all or any portion of the Collateral to be conducted following the occurrence and during the continuance of an Event of Default, and upon the expiration of any period of delay or notice required by law. Should Lehman decide to conduct more than one such sale or disposition, Lehman may at its option cause the same to be conducted simultaneously or successively on the same day or upon such different days or at such different times and in such order as Lehman may reasonably deem to be in its best interests. Customer waives, to the fullest extent permitted by law, any prejudice resulting to it from such multiple dispositions provided that Lehman shall act in a commercially reasonable manner.

                  (ii) Lehman shall have the right to sell the Collateral in one or more lots, at one or more times, at such place or places, at public or private sales and with or without notice of any kind, as Lehman may reasonably elect, at such prices and on such terms, as to cash or credit, as Lehman may reasonably deem proper, provided that notwithstanding any provision of this Pledge Agreement to the contrary, five (5) Business Days notice of all sales of all or any portion of the Collateral shall be given to Customer. Lehman shall have the right to become a purchaser at any such sale which is open to the public and to apply all unpaid Obligations toward the purchase price of all or any portion of the Collateral sold to Lehman. If notice is given of public sale, it is agreed that notice shall be satisfactorily given if such notice is published at least once in The Wall Street Journal not less than five (5) Business Days prior to such sale. The foregoing notice provisions shall not preclude Lehman's rights to foreclose upon the Collateral in any other manner permitted under the Uniform Commercial Code; however, a sale of the Collateral in accordance with such notice requirements shall be deemed a disposal of the Collateral in a commercially reasonable manner. Lehman shall have the right to sell the Collateral, or to foreclose, sue upon, or otherwise seek to enforce the same in its own name or in the name of either Custodian or Customer. Subject to the foregoing provisions of this paragraph, after an Event of Default shall occur and be continuing, Lehman shall have the right to renew, extend the time of payment of, or otherwise modify, amend, supplement, settle or compromise, in any commercially reasonable manner, any obligations for the payment of money included in the Collateral, any security therefor and any other agreements, instruments, claims or causes of action of any kind, which may be included in the Collateral. In view of the nature of the Collateral, the parties agree that liquidation of the Collateral does not require a public sale and that one or more good faith private sales at fair market value, including such private sales at which Lehman shall have the right to become a purchaser, is a commercially reasonable disposition of the Collateral.

                  (iii) Lehman, or upon its direction Custodian, may take possession of all or any portion of the Collateral that is not already in its or Custodian's possession, and Customer agrees to assemble and make available the Collateral to Lehman at a convenient location. Lehman (acting through Custodian if it so desires) may manage and protect the Collateral, do any reasonable acts which Lehman deems proper to protect the Collateral as security hereunder, and sue upon any contract or claim relating to the Collateral and receive any payments due thereon or any damages thereunder, and apply all sums received to the payment of the Obligations in the order specified in
Section 5.3 below. Any such actions of Lehman (or Custodian) shall not, absent written ratification by Lehman, be deemed to impose upon Lehman or Custodian any of Customer's obligations under any contracts.

                  (iv) Lehman may direct the servicers and subservicers to take such action with respect to the Collateral as Lehman, in its reasonable judgment, determines is appropriate.

         (b) Should any Event of Default occur and be continuing, Lehman shall be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, and do anything that Lehman or Custodian are authorized hereunder to do, consistent with the provisions of subparagraph (a) above. Customer shall pay all reasonable costs and expenses incurred by Lehman in connection with the appointment and activities of such receiver.

         (c) Should any Event of Default occur and be continuing, Lehman may enforce its rights and remedies hereunder without prior judicial process or hearing, and Customer hereby expressly waives, to the extent permitted by law, any right Customer might otherwise have to require Lehman to enforce its rights by judicial process. Customer also waives, to the extent permitted by law, any defense Customer might otherwise have to the Obligations arising from use of non-judicial process, enforcement and sale of all or any portion of the Collateral or from any other election of remedies. Customer recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

         (d) Should any Event of Default occur and be continuing, Customer shall take such action as Lehman may request, subject to applicable legal and contractual obligations, to terminate existing servicing and subservicing agreements and to transfer such servicing to a servicer designated by Lehman, and in connection therewith, Customer shall comply with all applicable requirements of law and contractual obligations relating to the transfer of servicing.

         (e) Notwithstanding the foregoing, upon the occurrence of any Event of Default described in paragraphs 6 (e) and 6 (f) of the Promissory Note, Lehman shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Customer.

5.2      Delay not Waiver; Remedies are Cumulative.

         (a) No failure on the part of Lehman or Custodian to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Lehman or Custodian of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         (b) All remedies of Lehman or Custodian provided for herein are cumulative and in addition to any and all other rights and remedies provided by law and the other Relevant Agreements. Lehman may exercise at any time after the occurrence and continuance of an Event of Default one or more remedies, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies.

5.3 Application of Proceeds. The proceeds of any sale or disposition of all or any part of the Collateral pursuant to this Article shall be applied as follows:

         (a) First, to the payment of the reasonable costs and expenses of such sale or disposition, or any other enforcement action pursuant hereto, including reasonable attorney's fees, and all other reasonable expenses incurred in connection therewith, with a reasonable reserve for any liabilities incurred in connection therewith and full repayment with interest of all advances made or incurred by Lehman in connection therewith;

         (b) Second, to the payment in full of (i) the outstanding principal of the Promissory Note, (ii) accrued interest thereon, and (iii) all other Obligations; and

         (c) Finally, to the payment to the person or persons entitled thereto, or as a court of competent jurisdiction directs.

                  If the proceeds of any such sale conducted in accordance with this section are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Promissory Note and all other Obligations, Customer shall remain liable for any deficiency.

5.4 Reimbursement. All reasonable sums expended by Lehman or Custodian in connection with the exercise of any remedy provided for herein shall be and remain the obligation of Customer. At the option of Lehman and upon notice to Customer, all such sums may be paid from the Collateral (if an Event of Default has occurred and is continuing), or may be advanced by Lehman or Custodian, in which event they shall be deemed to have been advanced to Customer and shall be reimbursed by Customer to the party advancing such amount, with interest at the Default Rate if reimbursement is not made within five (5) Business Days of demand. After the occurrence and during the continuance of an Event of Default, Customer waives, and shall not have, any right to restrict or control the reasonable expenditures by Lehman or custodian from any cash which constitutes Collateral.

5.5      Indemnity.

         (a) The powers conferred on Lehman or Custodian hereunder are solely for their protection, and do not impose any duty on them to exercise any such powers. Customer agrees to indemnify and hold harmless Lehman and Custodian, and any contractors hired and selected by them in good faith, and their respective officers, agents, attorneys and employees, from each and every obligation, liability, loss, cost, expense death, injury, or damage resulting from, or arising out of any act or omission by Customer related to its obligations under the Relevant Agreements, and all actions taken pursuant thereto (including, without limitation, any such obligation, liability, loss, cost, expense, death, injury or damage resulting from any action taken by Lehman or Custodian in compliance with Section 5 hereof, other than those caused by the gross negligence or willful misconduct of Lehman or Custodian).

         (b) Without limiting the application of Section 5.5 (a), Customer agrees to pay, or reimburse Lehman and Custodian for all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or liens upon or in respect of the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and Lehman's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings for which Customer would be liable in accordance with Subparagraph 5.5 (a) above.

5.6 Survival. The indemnity obligations of Customer contained in this Pledge Agreement shall continue in full force and effect notwithstanding the full payment of the Promissory Note and all of the other Obligations and notwithstanding the discharge thereof.

5.7 Waiver of Redemption and Deficiency Rights. Customer hereby expressly waives, to the fullest extent permitted by law, right of redemption, any moratorium or redemption period, any reduction in the proceeds of any Collateral as a result of restrictions upon Lehman or Custodian contained in the Relevant Agreements and any right which it may have to direct the order in which any of the Collateral shall be disposed of in the event of any disposition pursuant hereto.

6.       MISCELLANEOUS.

6.1 Notices. All written communications hereunder shall be mailed, telecopied or delivered at the respective address as listed in the Custody

Agreement or at such other address as shall be designated by a party in a written notice to the other parties. All such notices and communications shall be effective when delivered to the party to which such notice is to be given.

6.2 Entire Agreement. This Pledge Agreement supersedes and integrates all negotiations, contracts, agreements and understandings between the parties relating thereto, and it, together with the other Relevant Agreements, contains the entire final agreement of the parties. No prior negotiation, agreement, understanding or prior contract shall have any validity hereafter.

6.3 Amendments, Etc. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by all the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.4 Severability. If any provision of this Pledge Agreement is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision, and this Pledge Agreement shall be enforced to the fullest extent permitted by law.

6.5 Binding Effect; Governing Law. This Pledge Agreement shall be binding and inure to the benefit of the parties hereto; provided, however, that neither party may assign this Pledge Agreement or any of Customer's rights or obligations hereunder except with the prior written consent of the other party, provided, however, that Lehman shall be able to sell participation interests in Advances made pursuant to the Relevant Agreements. This Agreement shall be construed in accordance with, and governed by, the law of the State of New York, without giving effect to the conflict of laws principles thereof.

IN WITNESS WHEREOF, this Pledge Agreement has been executed by the parties hereto as of the date first above written.

LEHMAN COMMERCIAL PAPER INC.

By:______________________________

Title:___________________________


CWM MORTGAGE HOLDINGS, INC.

By:______________________________

Title:___________________________


INDEPENDENT NATIONAL MORTGAGE CORPORATION

By:______________________________

Title:___________________________



INDEPENDENT LENDING CORPORATION

By:______________________________

Title:___________________________

                                   APPENDIX A

       REPRESENTATIONS AND WARRANTIES REGARDING NONAGENCY MORTGAGE LOANS

         (a) Mortgage Loans as Described. The information set forth in the Collateral Submission Summary and related mortgage loan schedule (the 'Mortgage Loan Schedule') is true and correct;

         (b) Payments Current; No Default. All payments required to be made under the terms of the mortgage note have been made and credited. No payment required under the Mortgage Loan has been delinquent for more than thirty days at any time since the date the Mortgage Loan was originated. There is no material default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and neither Customer nor its predecessors, to the best of Customer's knowledge, have waived any material default, breach, violation or event of acceleration;

         (c) No Outstanding Charges. There are no material defaults in complying with the terms of the mortgage, and all material taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Customer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the mortgage note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest;

         (d) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any material respect, except by a written instrument which has been recorded, if necessary to protect the interests of Lehman and which has been delivered to Lehman or its designee (including the Custodian). Except where otherwise provided by law, the substance of any such material waiver, alteration, or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan;

         (e) No Defenses. The Mortgage Loan is not subject to any material right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right thereunder, render either the mortgage note or the mortgage unenforceable, in whole or in material part, or subject to any material right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, and no such material right of rescission, setoff, counterclaim or defense has been asserted with respect thereto;

         (f) Insurance Policies in Effect. The fire and casualty insurance policy covering the mortgaged property (i) affords (and will afford) sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the mortgaged property is an area identified by the Federal Emergency Management Agency as having special flood hazards; (ii) is a standard policy of insurance for the locale where the mortgaged property is located, is in full force and effect, and the amount of the insurance is in the amount of the full insurable value of the mortgaged property on a replacement cost basis or the unpaid balance of the Mortgage Loans, whichever is less; (iii) names (and will name) the present owner of the mortgaged property as the insured; and (iv) contains a standard mortgagee loss payable clause in favor of Customer or its servicer (or, in the case of any Cooperative Loan, in favor of the applicable cooperative housing corporation);

         (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects, and Customer or its servicer shall maintain or cause to be maintained, available for Lehman's inspections, and shall deliver to Lehman upon demand, evidence of compliance with all such material requirements;

         (h) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any cancellation, subordination or rescission occurred;

         (i) Use of Mortgaged Property. No portion of the mortgaged property is used for commercial purposes:

         (j) Valid First or Second Lien. Except in the case of a Cooperative Loan, the mortgage is a valid, subsisting and enforceable first or second lien on the mortgaged property, including all buildings on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, except where an additional 'fixture filing' is required to perfect a security interest in such assets and such filing has not been performed, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

                  (i) the lien of current real property taxes and assessments not yet due and payable;

                  (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (B) which do not materially adversely affect the appraised value of the mortgaged property set forth in such appraisal;

                  (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property; and

                  (iv) in the case of a second lien mortgage, a valid first lien mortgage.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second lien and first or second priority security interest on the property described therein and Customer has full right to pledge and assign the same to Lehman or its designee (including the Custodian). In the case of a Cooperative Loan, there is a first or second priority security interest in the stock allocated to the related cooperative unit and proprietary lease appurtenant thereto

         (k) Validity of Mortgage Documents,. The mortgage note and the mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the mortgage note and the mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties;

         (l) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been or will be complied with in all material respects. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any material amounts paid or due under the mortgage note or mortgage;

         (m) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in material compliance with any and all applicable licensing requirements of the laws of the state wherein the mortgaged property is located, and (ii) organized under the laws of such state, or (iii) qualified to do business in such state, or (iv) federal savings and loan associations or national banks having principal offices in such state, or (v) not doing business in such state;

         (n) LTV. PMI Policy. Except for Mortgage Loans that are self-insured, each Mortgage Loan which has a LTV of more than 80% is and will be insured as to payment defaults by a policy of primary mortgage guaranty insurance issued by a generally accepted insurance carrier (a 'PMI Policy'). If applicable, all provisions of such PMI Policy have been or are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI Policy obligates the mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

         (o) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the mortgaged property is located or (ii) an ALTA lender's title insurance policy or other generally accepted form of policy of insurance, issued by a title insurer and qualified to do business in the jurisdiction where the mortgaged property is located, insuring Customer, its successors and assigns, as to the first or second priority lien of the mortgage (as applicable) in the amount of the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (j) above and, with respect to adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the mortgage providing for adjustment to the mortgage interest rate and monthly payment. Customer or its servicer or borrower is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect in all material respects and will be in force and effect in all material respects upon the consummation of the transactions contemplated by this Agreement. No material claims have been made under such lender's title insurance policy, and no prior holder of the mortgage, including Customer, has done, by act or omission, anything which would materially impair the coverage of such lender's title insurance policy;

         (p) No Mechanics' Liens. There are no mechanics' or similar liens or claims in a material amount which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the mortgaged property which are or may be liens prior to or equal or coordinate with, the lien of the Mortgage;

         (q) Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the mortgaged property lay wholly within the boundaries and building restriction lines of the mortgaged property and no improvements on adjoining properties materially encroach upon the mortgaged property. No improvement located on or being part of the mortgaged property is in material violation of any applicable zoning law or regulation;

         (r) Origination; Payment Terms. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no materially untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. With respect to adjustable rate Mortgage Loans, the mortgage interest rate is adjusted on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap. With respect to fixed rate
Mortgage Loans, the mortgage note is payable each month in equal monthly installments of principal and interest. With respect to adjustable rate Mortgage Loans, installments of interest are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.

         (s) Deeds of Trust. In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no material fees or expenses are or will become payable by Lehman to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

         (t) Acceptable Investment. Customer has no knowledge of any circumstances or conditions with respect to the mortgage, the mortgaged property, the mortgagor or the mortgagor's credit standing that can reasonably be expected to cause sophisticated private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan, except as may be caused by economic conditions;

         (u) Due on Sale. With respect to any Mortgage Loan bearing a fixed rate of interest, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder;

         (v) No Contingent Interests. The Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         (w) Consolidation of Future Advances. Any future advances made prior to the date such Mortgage Loan was delivered to Custodian have been consolidated with the outstanding principal amount secured by the mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the mortgage securing the consolidated principal amount is expressly insured as having first lien priority as reflected on a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Lehman. The consolidated principal amount does not exceed the amount specified on the promissory note, as amended;

         (x) Mortgaged Property Undamaged. To the best of Customer's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property, and the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to materially affect adversely the value of the mortgaged property as security for the Mortgage Loan or the use for which the premises were intended;

         (y) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in all respects in accordance with industry custom and practice, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, all such payments are in the possession of Customer or its servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in material compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow



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


payments or other charges or payments due Customer or its servicer have been capitalized under the Mortgage or the mortgage note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related mortgage note. Any interest required to be paid pursuant to state and local law has been properly paid and credited; and

         (z) Appraisal. The mortgage file contains an appraisal of the related mortgaged property signed prior to the approval of the Mortgage Loan application by a qualified appraiser who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.



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



                                   APPENDIX B
              SECOND MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

         With respect to each Mortgage Loan secured by a second mortgage, Customer represents and warrants:

         a. Valid Second Lien. The Mortgage is a valid, subsisting and enforceable second lien on the mortgaged property, including all buildings on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (1) the lien of the first mortgage on the mortgaged property;

                  (2) the lien of current real property taxes and assessments not yet due and payable;

                  (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not materially adversely affect the appraised value of the Mortgage Property set forth in such appraisal; and

                  (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable second lien and second priority security interest on the property described therein and the Seller has full right to sell and assign the same, or the rights pledged to Seller therein, to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

         b. Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender's title


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

insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC and each such title insurance policy is issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Customer, its successors and assigns, or its servicer, or the person which has pledged said Mortgage Loan to Customer, as to the second priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions otherwise contained herein, and in the case of an adjustable rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Note interest rate and the monthly payment therefor. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Customer, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will at all times be in force and effect. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Customer, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retains or realized by any attorney, firm or other Person or entity, and no such unlawful items have been received, retained or realized by the Customer;'

         The lien of the Mortgage securing the consolidated principal amount is expressly insured as having a second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC, and

                  (A) Each Mortgage Loan has a maximum amortization schedule and original term of 30 years. No second Mortgage is a revolving home equity loan, a home equity line of credit or a wrap around mortgage loan;

                  (B) To the best knowledge of Customer, the first lien mortgage loan related thereto is in full force and effect, and there is no default, breach, violation or event of acceleration existing under such first mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder; and



                  (C) The first lien mortgage contains a provision which allows the mortgagee under the second mortgage to cure any default under the first lien mortgage or applicable state law otherwise provides such right.


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

                  (D) Any future advances made prior to the date such Mortgage Loan was delivered to Custodian have been consolidated with the outstanding principal amount secured by the second mortgage and the secured principal amount, as consolidated, has a single interest rate and single repayment term.

                                   APPENDIX C
              REPRESENTATIONS AND WARRANTIES FOR COOPERATIVE LOANS

                  With respect to each Mortgage Loan secured by shares of cooperative property ('Cooperative Loan') Customer represents and warrants:

                  a. the Cooperative Unit is secured by a valid, subsisting, enforceable and perfected first lien on the corporation stock, shares or membership certificate. The lien of the Pledge Agreement is subject only to the Cooperative Corporation's lien against such corporation stock, shares or membership certificate for unpaid assessments of the Cooperative Corporation to the extent required by applicable law and allowed by FNMA under the FNMA Selling Guide. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Cooperative Loan establishes and creates a valid, subsisting and enforceable first lien and priority security interest in the Proprietary Lease of the property described therein and the Seller has full right to sell and assign the same, or the pledge of the security interest therein, to the Purchaser. The Cooperative Unit was not, as of the date of origination of the Cooperative Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Pledge Agreement;

                  b. the related Cooperative Project's documents conform with the requirements of the program guidelines set forth in the 'Independent National Mortgage Corporation Seller/Servicer Guide' (the 'Guide') and the Cooperative Unit meets the Guide eligibility requirements and the representations and warranties required by the Guide with respect to such Cooperative Project have been made and remain true and correct in all respects;

                  c. The Seller has delivered to Lehman or its designee each of the following documents (collectively, the 'Cooperative Loan Documents'): (i) the Cooperative Loan Note, duly endorsed in accordance with the endorsement requirements for Mortgage Notes set forth in this Agreement, (ii) the Pledge Agreement, accompanied by an Assignment of Pledge Agreement, in recordable form,
(iii) the corporation stock, shares or membership certificate accompanied by a stock power which authorizes the lender to transfer shares in the event of a default under the Cooperative Loan Documents, (iv) the proprietary lease or occupancy agreement, accompanied by an assignment in blank of such proprietary lease, (v) a recognition agreement executed by the Cooperative Corporation, which requires the Cooperative Corporation to recognize the rights of the lender and its successors in interest and assigns, under the Cooperative Loan, accompanied by an assignment of such recognition agreement in blank, (vi) UCC-1 financing statements with recording information thereon from the appropriate state and county recording offices if necessary to perfect the security interest of the Cooperative Loan under the Uniform Commercial Code in the state in which the Cooperative Project is located, accompanied by UCC-3 financing statements executed in blank for recordation of the change in the secured


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

party thereunder and (vii) any guarantees, if applicable. The Cooperative Loan Documents are assignable in blank to Lehman and its successors and assigns.

                  The  following  terms  used  in  these   representations   and
warranties shall have the respective meanings assigned to them below:

                  Cooperative Corporation: The cooperative apartment corporation that holds legal title to a Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

                  Cooperative Loan: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

                  Cooperative Project: All real property owned by a Cooperative Corporation including the land, separate dwelling units and all common elements.

                  Cooperative   Shares:   The  shares  of  stock   issued  by  a
Cooperative Corporation and allocated to a Cooperative Unit and represented b a stock certificate.

                  Cooperative Unit: Means a specific unit in a Cooperative Project.

                  Pledge Agreement: The specific security agreement or pledge agreement creating a security interest on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

                  Proprietary Lease: A lease on (or occupancy agreement with respect to) a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares or the Company in such Cooperative Unit.



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